SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        ---------------------------------

                                  SCHEDULE 14A
                     Information Required In Proxy Statement

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

                        ---------------------------------

Filed by the Registrant |X|

Check the appropriate box:

|_|     Preliminary Proxy Statement
|_|     Confidential, For use of the Commission only (as permitted by
        Rule 14a-6(e)(2))
|X|     Definitive Proxy Statement
|_|     Definitive Additional Materials
|_|     Soliciting Material Pursuant to Exchange Act Rule 14a-11 or 14a-12

                        PACIFICHEALTH LABORATORIES, INC.
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
|X|     No fee required.
|_|     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
        1)       Title of each class of securities to which transaction applies:
        2)       Aggregate number of securities to which transaction applies:
        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        4) Proposed maximum aggregate value of transaction:
        5) Total fee paid:
|_|     Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)       Amount Previously Paid:
        2)       Form, Schedule or Registration Statement No.:
        3)       Filing Party:
        4)       Date Filed:

                        PACIFICHEALTH LABORATORIES, INC.

                         1480 ROUTE 9 NORTH, SUITE 204

                              WOODBRIDGE, NJ 07095

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD OCTOBER 25, 1999

TO THE STOCKHOLDERS OF PACIFICHEALTH LABORATORIES, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of PACIFICHEALTH LABORATORIES, INC. (the "Company") will be held at the Woodbridge Hilton, 120 Wood Avenue -- South, Iselin, New Jersey 08830 on October 25, 1999 at 10:30 a.m., local time, for the following purposes:

          1. To elect five (5) directors;

          2. To ratify the appointment of Schiffman Hughes Brown, P.C. as independent auditors for the Company for the fiscal year ending December 31, 1999; and

          3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has established the close of business on September 24, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournment thereof. In order that the meeting can be held and a maximum number of shares can be voted, whether or not you plan to be present at the meeting in person, please fill in, date and sign, and promptly return the enclosed Proxy in the return envelope provided for your use. No postage is required if mailed in the United States.

                                          By order of the Board of Directors,

                                          David Portman, Secretary

September 27, 1999

                        PACIFICHEALTH LABORATORIES, INC.

                         1480 ROUTE 9 NORTH, SUITE 204

                              WOODBRIDGE, NJ 07095

                            ------------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS

                                OCTOBER 25, 1999

     The enclosed Proxy is solicited on behalf of the Board of Directors of PACIFICHEALTH LABORATORIES, INC. (the "Company") for use at the Annual Meeting of Stockholders on October 25, 1999 (such meeting and any adjournment or adjournments thereof are referred to as the "Annual Meeting") for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and in this Proxy Statement. This Proxy Statement and the enclosed Proxy are being mailed to stockholders on or about September 27, 1999.

VOTING SECURITIES

     Only the holders of shares of common stock, par value $.001 per share (the "Common Stock"), of the Company (the "Shares") of record at the close of business on September 24, 1999 (the "Record Date") are entitled to receive notice of, and to vote at, the Annual Meeting. On that date, there were 4,554,367 shares of Common Stock outstanding and entitled to be voted at the Annual Meeting. Each share of Common Stock is entitled to cast one vote for the election of up to five nominees for the Board of Directors and to cast one vote on each other matter to be considered. The five (5) nominees for the Board of Directors receiving the highest number of affirmative votes of the Shares present or represented and entitled to be voted shall be elected as directors.

     A majority of outstanding Shares will constitute a quorum for the transaction of business at the Annual Meeting. Votes withheld from any director, abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum for the transaction of business at the Annual Meeting. On any matters other than election of directors presented to stockholders, abstentions will be counted, and broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

REVOCABILITY OF PROXY

     Execution of the enclosed Proxy will not affect a stockholder's right to attend the Annual Meeting and vote in person. A stockholder, in exercising his right to vote in person at the Annual Meeting, effectively revokes all previously executed Proxies. In addition, the Proxy is revocable at any time prior to the effective exercise thereof by filing notice of revocation with the Secretary of the Company or by filing a duly executed Proxy bearing a later date.

PERSONS MAKING THE SOLICITATION

     The solicitation of Proxies is being made by the Company. The cost of such solicitation, including the actual expenses incurred by brokerage houses, nominees and fiduciaries in forwarding Proxy materials to beneficial owners, will be borne by the Company. In addition to solicitation by mail, certain officers and other employees of the Company may solicit Proxies in person, by mail, or by telephone.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     As of September 24, 1999, the Company had outstanding 4,554,367 shares of Common Stock. The following table sets forth information concerning the present ownership of the Company's Common Stock by each person known to the Company to be the beneficial owner of more than five percent of the Common Stock, by each of the Company's directors and executive officers, and by the Company's directors and executive officers, as a group.

                                                       COMMON STOCK (1)         COMMON STOCK (1)
NAME AND ADDRESS                                   AMOUNT BENEFICIALLY OWNED   PERCENTAGE OF CLASS
----------------                                   -------------------------   -------------------
Robert Portman (2)...............................          1,428,101                  27.1%
  President, Chief Executive Officer and a
  Director
  188 Igoe Road
  Morganville, NJ 07751

Jonathan D. Rahn (3).............................            443,000                   9.3%
  Executive Vice President, Chief Financial
  Officer and a Director
  413 Gatewood Road
  Cherry Hill, NJ 08003

David I. Portman (4).............................            190,000                   4.2%
  Secretary and a Director
  19 Pal Drive
  Wayside, NJ 07712

T. Colin Campbell (5)............................            177,954                   3.9%
  Director
  26 Beckett Way
  Ithaca, NY 14850

Irving Tabachnick (6)............................             15,000                      *
  Director
  9 Woodland Avenue
  North Caldwell, NJ 07006

Executive Officers and Directors, as a group (5
  persons).......................................          2,254,055                  41.0%

------------------
* Less than one percent

(1) Common Stock which is issuable upon the exercise of a stock option which is presently exercisable or which becomes exercisable within sixty days is considered outstanding for the purpose of computing the percentage ownership
    (x) of persons holding such options, and (y) of officers and directors as a group with respect to all options held by officers and directors.

(2) Includes (i) a presently-exercisable option issued pursuant to the Company's 1995 Incentive Stock Option Plan (a "1995 Plan Option") to acquire 300,000 shares at a price of $2.00 per share, (ii) a presently-exercisable 1995 Plan Option to acquire an additional 225,000 shares at a price of $3.75 per share, and (iii) a 1998 Employment Contract Option to acquire an additional 158,334 shares at a price of $6.00 per share. Does not include (x) 200,000 shares of Common Stock owned by Jennifer Portman, Dr. Portman's wife, individually and as Trustee for his and her minor children, as to which Dr. Portman disclaims beneficial ownership, and (y) 1998 Employment Contract Options to purchase an additional 316,666 shares which are not vested and do not vest within sixty days, and (z) 1995 Plan Option to acquire an additional 200,000 shares at a price of $2.25 per share which are not vested and do not vest within sixty days.

(3) Includes a presently-exercisable 1995 Plan Option to acquire 200,000 shares at a price of $3.75 per share. Does not include a 1995 Plan Option to acquire an additional 50,000 shares at a price of $2.25 per share which are not vested and do not vest within sixty days.

(4) Includes a presently-exercisable 1995 Plan Option to acquire 5,000 shares at a price of $2.25 per share.

(5) Includes (i) a presently-exercisable 1995 Plan Option to acquire 5,000 shares at a price of $3.75 per share, and (ii) a presently-exercisable 1995 Plan Option to acquire an additional 5,000 shares at a price of $2.25 per share. Does not include 38,900 shares of Common Stock owned by Dr. Campbell's wife or 160,521 shares of Common Stock owned by Dr. Campbell's adult children, as to which he disclaims beneficial ownership.

(6) Includes (i) a presently-exercisable 1995 Plan Option to purchase 10,000 shares at a price of $4.75, and (ii) a presently-exercisable 1995 Plan Option to acquire an additional 5,000 shares at a price of $2.25 per share.

CHANGE OF CONTROL

     There are no arrangements known to the Company, the operation of which may at a subsequent date result in a change in control of the Company.

                            1. ELECTION OF DIRECTORS

     It is intended that the persons named as Proxies for this Annual Meeting will vote in favor of the election of the following nominees as directors of the Company, to hold office until the Annual Meeting of Stockholders in 2000 and until their successors are duly elected and qualified. All of the nominees are presently serving as directors of the Company. Each of the nominees has consented to serve if elected. However, if any of the nominees should become unavailable prior to the election, the holder of the Proxies may vote the Proxies for the election of such other persons as the Board of Directors may recommend, unless the Board of Directors reduces the number of directors to be elected.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF THE SLATE OF NOMINEES SET FORTH IN THIS PROPOSAL. PROXIES RECEIVED BY THE BOARD WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE ON THEIR PROXY CARDS. THE FIVE NOMINEES RECEIVING THE HIGHEST NUMBER OF AFFIRMATIVE VOTES OF THE SHARES PRESENT OR REPRESENTED AND ENTITLED TO BE VOTED SHALL BE ELECTED AS DIRECTORS.

     Dr. Robert Portman, age 55, was appointed to the Board of Directors in April 1995. Dr. Portman has also served as President, Treasurer and Chairman of the Board of Directors of the Company since its inception. Dr. Portman has a PhD in Biochemistry and worked as a senior scientist at Schering Laboratories before co-founding M.E.D. Communications in 1974 with his brother, David Portman. In 1987, Dr. Portman started a consumer agency and, in 1993, he merged both agencies to form C&M Advertising. C&M Advertising, with billings in excess of $100 million, handled national advertising for such diverse accounts as Berlex Laboratories, Ortho-McNeil Laboratories, Tetley Tea, Radisson Hotels and HIP of New Jersey. Effective June 1, 1995, Dr. Portman relinquished his responsibilities as Chairman of C&M Advertising (which since has been renamed "The Sawtooth Group") to assume his present positions with the Company on a full time basis, and, in September 1996, Dr. Portman sold his interest in that company.

     Jonathan D. Rahn, age 55, was appointed to the Board of Directors of the Company in March 1996, and has served as the Executive Vice President and Chief Financial Officer of the Company since July 1996. From the inception of the Company to his employment by the Company in July 1996, Mr. Rahn served as a consultant to the Company in financial and certain operational matters. Mr. Rahn, a certified public accountant, has over 30 years experience in accounting and financial analysis, and has held various executive positions for a number of diverse businesses, both public and private. For approximately three years immediately preceding his employment by the Company, he was a self-employed consultant involved in the evaluation, due diligence and structuring of investments in and acquisitions of development-stage companies.

     David I. Portman, age 58, has served as Secretary and a director of the Company from its inception. Mr. Portman has a BS in Pharmacy and an MBA. He worked as a sales representative and marketing manager for Eli Lilly, Beecham-Massengill, Winthrop Laboratories and Sandoz Pharmaceuticals before co-founding M.E.D. Communications in 1974. In 1988, Mr. Portman sold his interest in M.E.D. Communications to Robert Portman, and became President of TRIAD Development, a real estate company that has numerous commercial and rental properties in New Jersey, a position that he still holds. Mr. Portman also has served as a director of First Montauk Securities Corp. since 1993.

     Robert Portman and David Portman are brothers.

     Dr. T. Colin Campbell, age 65, has served as a director of the Company since its inception. Dr. Campbell also serves as Chairman of the Company's U.S. Scientific Advisory Board. Dr. Campbell has been Jacob Gould Schurman Professor of Nutritional Biochemistry of Cornell University since 1985. Over the past three decades, Dr. Campbell has been directing research correlating diet, lifestyle and disease. In 1979, Dr. Campbell, with the encouragement of the Chinese government, initiated the largest epidemiological study ever undertaken focusing on the relationship between nutrition and disease. The China-Cornell Research Project is expected to continue well into the 21st Century. Dr. Campbell is an honorary professor at the Chinese Academy of Preventive Medicine.

     Dr. Irving I.A. Tabachnick, age 74, was elected a director of the Company in December 1997. Dr. Tabachnick has served as a consultant to Schering Plough Corporation, a New York Stock Exchange listed company, since 1989. Prior to 1989, he was employed by Schering Plough Corporation in a number of positions, including Vice President -- Drug Safety and Metabolism, Senior Director -- Biological Research and Development, and Director -- Biological Sciences and Director -- Physiology and Biochemistry.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The Board of Directors met twice in fiscal 1998, with all members in attendance. In addition, the Board of Directors took action by unanimous written consent in lieu of a formal meeting of the Board on one occasion in fiscal 1998.

     The Company's Board of Directors has appointed an Audit Committee, the members of which are T. Colin Campbell, Irving I.A. Tabachnick and Jonathan D. Rahn. The Audit Committee met twice in fiscal 1998, with all members in attendance. The Company does not have a standing nominating or compensation committee.

DIRECTORS' COMPENSATION

     For the year ended December 31, 1998, the Company paid directors' fees of $2,500 to each of its two independent directors, T. Colin Campbell and Irving I.A. Tabachnick, for their services as directors and as members of the Audit Committee. None of the Company's other directors, all of whom also serve as officers of the Company, received compensation for their service as directors.

EXECUTIVE COMPENSATION

     Robert Portman is the only executive officer of the Company with a fixed-term employment agreement. Under this agreement, Dr. Portman is employed for a three-year term commencing January 1, 1998, at an annual salary of $150,000 for the first two years, and at a salary to be determined by the Compensation Committee of the Company's Board of Directors during the third year. In addition to salary, Dr. Portman is entitled to receive a bonus of $25,000 if the Company's net, pre-tax income in the fiscal year ending December 31, 1998, exceeds $25,000, and a further bonus equal to five percent of the amount, if any, by which the Company's net, pre-tax income exceeds $1,000,000 in the fiscal years ending December 31, 1998 and 1999.

     Dr. Portman's employment agreement also provided for a grant of options under the Company's Incentive Stock Option Plan, to purchase up to 475,000 shares of Common Stock at a price of $6.00 per share, the initial public offering price of shares in the Company's public offering in December 1997. This option vests as to one-third of the shares issuable upon full exercise of the option as of the first, second and third anniversaries of the effective date of the employment agreement, provided that Dr. Portman is employed by the Company at such dates. To the extent not previously vested, the option also will vest if Dr. Portman's employment is terminated by the Company without cause. In addition, if Dr. Portman's employment is terminated by the Company without cause, or by Dr. Portman with cause, Dr. Portman will be entitled to receive payment of an amount equal to the lesser of full salary for one year or for the remaining term of the agreement.

SUMMARY COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth information concerning compensation paid during 1998, 1997 and 1996 to the Chief Executive Officer of the Company and any other person who was an executive officer of the Company at any time during 1998 and whose salary and bonus exceeded $100,000 in 1998. The table below sets forth information concerning compensation paid to Dr. Portman in 1998, 1997 and 1996 and to Jonathan D. Rahn, Executive Vice President of the Company, in 1998 and 1997. No executive officers of the Company other than Dr. Portman and Mr. Rahn received compensation of $100,000 or more in fiscal 1998, 1997 and only Dr. Portman received $100,000 or more in 1996.

                           SUMMARY COMPENSATION TABLE

                                                     ANNUAL COMPENSATION           LONG-TERM COMPENSATION
                                                  --------------------------   ---------------------------------
                                                                                      AWARDS             PAYOUTS
                                                                               -----------------------   -------
                                                                                           SECURITIES
                                                                      OTHER                   UNDER-                 ALL
                                                                     ANNUAL    RESTRICTED     LYING                 OTHER
                                                                     COMPEN-     STOCK       OPTIONS/     LTIP     COMPEN-
                                                  SALARY     BONUS   SATION     AWARD(S)       SARS      PAYOUTS   SATION
       NAME AND PRINCPAL POSITION          YEAR     ($)       ($)      ($)        ($)          (#)         ($)       ($)
                   (a)                     (b)      (c)       (d)      (e)        (f)          (g)         (h)       (i)
       --------------------------          ----   -------    -----   -------   ----------   ----------   -------   -------
Robert Portman,..........................  1998   150,000     -0-      -0-        -0-          -0-         -0-       -0-
  President                                1997   150,000     -0-      (1)        -0-        475,000       -0-       -0-
                                           1996   162,500(2)  -0-      (1)        -0-        225,000       -0-       -0-
Jonathan Rahn,...........................  1998   125,000     -0-      (1)        -0-          -0-         -0-       -0-
  Executive Vice President                 1997   100,000     -0-      (1)        -0-          -0-         -0-       -0-

------------------

(1) Less than 10% of annual salary and bonus.
(2) Includes $37,500 accrued in respect of 1995 salary which was paid in 1996.

STOCK OPTIONS

     None of the Company's executive officers were granted stock options or stock appreciation rights in 1998.

     The following table sets forth information with respect to the number of unexercised options and the value of unexercised "in-the-money" options held by Robert Portman and Jonathan Rahn at December 31, 1998.

            AGGREGATED OPTION/SAR EXERCISES IN FISCAL YEAR 1998 AND
                     OPTION/SAR VALUES AT DECEMBER 31, 1998

                                                                        NUMBER OF SECURITIES         $ VALUE OF UNEXERCISED
                                                SHARES                 UNDERLYING UNEXERCISED             IN-THE-MONEY
                                               ACQUIRED                     OPTIONS/SARS                  OPTIONS/SARS
                                                  ON       VALUE             AT 12/31/98                   AT 12/31/98
                                               EXERCISE   REALIZED    EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE
                    NAME                         (#)        ($)                  (#)                           ($)
                     (a)                         (b)        (c)                  (d)                           (e)
                    ----                       --------   --------   ---------------------------   ---------------------------
                                                                     EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                                                                     -----------   -------------   -----------   -------------
Robert Portman...............................    -0-        -0-        525,000        475,000         412,500       -0-
Jonathan Rahn................................    -0-        -0-        200,000          -0-             -0-         -0-

     For the purpose of computing the value of "in-the-money" options at December 31, 1998, in the above table, the fair market value of the Common Stock at such date is deemed to be $3.375 per share, the closing sale price of the Common Stock on such date as reported by Nasdaq.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Through December 1997, the Company leased approximately 2,645 square feet of office space, utilized for executive and administrative offices, from CSC Associates, a company owned by Robert Portman, Chairman of the Board and Chief Executive Officer of the Company, and David Portman, Secretary and a Director of the Company, at a monthly rental of $2,645, plus utilities. The Company believes that the terms of such lease were at least as favorable to it as could have been obtained from an unrelated party through arms-length negotiations. At year end 1997, CSC Associates sold the building in which such offices are located to an unaffiliated person, subject to the Company's lease. The Company subsequently modified its lease with the new lessor, and in July 1998 moved to larger space in an adjoining building.

     Except as described in this Proxy Statement, the Company has not entered into any material transactions or series of transactions during its last two fiscal years, nor are any transactions contemplated, which, in the aggregate, would be considered material in which any officer, director or beneficial owner of 5% or more of any class of capital stock of the Company had a direct or indirect material interest.

                   2. RATIFICATION OF APPOINTMENT OF AUDITORS

     The Board of Directors has appointed Schiffman Hughes Brown ("SHB") as independent auditors for the Company for the fiscal year ending December 31, 1999. A proposal to ratify that appointment will be presented at the Annual Meeting. SHB had served as the Company's auditors since the Company's incorporation and has no relationship with the Company other than that arising from its employment as independent auditors. Representatives of SHB are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from the stockholders. If the appointment of SHB is not ratified by the stockholders, the Board of Directors is not obligated to appoint other auditors, but the Board of Directors will give consideration to such unfavorable vote. THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND THAT YOU VOTE FOR RATIFICATION OF THE APPOINTMENT OF SCHIFFMAN HUGHES BROWN, P.C. AS THE COMPANY'S INDEPENDENT AUDITORS.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     This Proxy Statement incorporates by reference the Company's Annual Report to Stockholders which is being delivered to Stockholders herewith in respect to the annual stockholders meeting to which this Proxy Statement relates.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Disclosure of Delinquent Filers Pursuant to Item 405 of Regulation S-K:

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities ("10% Stockholders") to file reports of ownership and changes in ownership of Common Stock and other equity securities of the Company with the Securities and Exchange Commission ("SEC"). Officers, directors and 10% Stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     The Company became subject to these reporting requirements in December 1997. Based solely on its review of the copies of such forms received by it and written representations from certain reporting persons that no other reports were required for those persons, the Company believes that all Section 16(a) filing requirements applicable to its officers, directors and 10% Stockholders were complied with in 1998.

OTHER MATTERS

     The Company is not aware of any other business to be presented at the Annual Meeting. If any other matters should properly come before the Annual Meeting, however, the enclosed Proxy confers discretionary authority with respect thereto.

     The Company's Annual Report to Stockholders for the year ended December 31, 1998, including financial statements and other information with respect to the Company and its subsidiaries, was mailed to the stockholders on May 13, 1999, and is not to be regarded as proxy solicitation material.

STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

     Any proposal by a stockholder to be presented at the 2000 Annual Meeting of Stockholders must be received by the Company at the Company's principal executive offices, 1480 Route 9 North, Suite 204, Woodbridge, NJ 07095, no later than May 14, 2000, or, if the Company's 2000 Annual Meeting is held on or before August 11, 2000, or on or after October 11, 2000, such proposal must be received a reasonable time before the Company's solicitation of proxies for that meeting is made.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          David Portman, Secretary

Dated: September 27, 1999

                        PACIFICHEALTH LABORATORIES, INC.
                         1480 ROUTE 9 NORTH, SUITE 204
                              WOODBRIDGE, NJ 07095
      PROXY -- ANNUAL MEETING OF SHAREHOLDERS -- MONDAY, OCTOBER 25, 1999
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Robert Portman and Jonathan D. Rahn, or either of them, proxy, with the power to appoint his substitute, and hereby authorizes each to represent and to vote, as designated below, all the Common Shares of PacificHealth Laboratories, Inc. held of record by the undersigned on September 24, 1999 at the Annual Meeting of Shareholders to be held on Monday, October 25, 1999 or at any adjournment thereof.

1. ELECTION OF DIRECTORS.

/ /  FOR all nominees listed               / /  WITHHOLD AUTHORITY to vote
     below (except as marked to                 for all nominees listed below
     the contrary below)

   (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

       Robert Portman, Jonathan D. Rahn, David Portman, T. Colin Campbell
                              and Irving Tabachnick

2. PROPOSAL TO RATIFY THE APPOINTMENT OF SCHIFFMAN HUGHES BROWN, P.C. AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999.

                / / FOR         / / AGAINST         / / ABSTAIN

3. In their discretion, the Proxies are authorized, to the extent permitted by the rules of the Securities and Exchange Commission, to vote upon such other business as may properly come before the meeting of any adjournment.

                                  (Continued, and to be signed, on Reverse Side)

(Continued from other side)

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF ALL NOMINEES LISTED FOR ELECTION AS DIRECTORS; FOR PROPOSAL 2; AND IN ACCORDANCE WITH THE PROXIES' JUDGMENT UPON OTHER MATTERS PROPERLY COMING BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.

    Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

  PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED
                                   ENVELOPE.

                                                   Date: ______________ , 1999

                                                   ___________________________
                                                            Signature

                                                   ___________________________
                                                   Signature, if held jointly